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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SUPERIOR NATIONAL INSURANCE GROUP, INC.



By:  /s/  J. Chris Seaman
     ----------------------------------------------
     Name:  J. CHRIS SEAMAN
     Title: Executive Vice President
     Address for Notice:Superior National Insurance
                         Group, Inc.
                        26601 Agoura Road
                        Calabasas, California  91302
                        Attention:  William L. Gentz

ALLSTATE INSURANCE COMPANY



By:  /s/  Doug R. Wendt
     ----------------------------------------------
     Name:  Doug R. Wendt
     Title: Vice President


By:  /s/  Loren Hall
     ----------------------------------------------
     Name:  Loren Hall
     Title: Assistant Vice President
     Address for Notice:Allstate Insurance Company
                        2775 Sanders Road, Suite A3
                        Northbrook, Illinois  60062-6127
                        Attention:  Caryn E. Hank, Strategic
                                    Development Manager

                          with a copy to

                         Allstate Insurance Company
                         Investment law Department
                         3075 Sanders Road, Suite G5A
                         Northbrook, Illinois  60062-7127
                         Attention:  Elizabeth J. Lapham, Esq.

DITO-DEVCAR CORPORATION,                    DITO CAREE LIMITED PARTNERSHIP,
a Nevada corporation                        a Nevada limited partnership
                                            By: GAMEBUSTERS, INC.
                                                a Nevada corporation
                                            Its:General Partner


By:  /s/  David B. Hehn             By:  /s/  David B. Hehn
     --------------------                --------------------
     Name:  DAVID B. HEHN                Name:  DAVID B. HEHN
     Title: President                    Title: President

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